UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2012

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 14, 2012, in connection with a previously announced private offering, Ares Capital Corporation (“Ares Capital”) issued $162.5 million in aggregate principal amount of 4.875% Convertible Senior Notes due 2017 (the “Convertible Notes”), which amount includes $12.5 million aggregate principal amount of Convertible Notes issued pursuant to the initial purchasers’ exercise in part of their overallotment option to purchase $22.5 million aggregate principal amount of Convertible Notes granted by Ares Capital in connection with the offering. The Convertible Notes were issued pursuant to an Indenture, dated March 14, 2012 (the “Indenture”), between Ares Capital and U.S. Bank National Association, as trustee (the “Trustee”).  The sale of the Convertible Notes generated net proceeds of approximately $157.4 million.  Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of $4.5 million, were approximately $5.1 million.

Ares Capital expects to use the net proceeds of this offering to repay or repurchase certain outstanding indebtedness, which may include repaying outstanding borrowings, if any, under its revolving funding facility, SMBC funding facility and revolving credit facility and for other general corporate purposes, including funding investments in its investment backlog and pipeline.

The Convertible Notes mature on March 15, 2017 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms.  The Convertible Notes bear interest at a rate of 4.875% per year payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2012.  The Convertible Notes are Ares Capital’s senior unsecured obligations and rank senior in right of payment to Ares Capital’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to Ares Capital’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of Ares Capital’s secured indebtedness (including existing unsecured indebtedness that Ares Capital later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by Ares Capital’s subsidiaries, financing vehicles or similar facilities.

Prior to the close of business on the business day immediately preceding September 15, 2016 holders may convert their Convertible Notes only under certain circumstances set forth in the Indenture.  On or after September 15, 2016 until the close of business on the scheduled trading day immediately preceding the Maturity Date, holders may convert their Convertible Notes at any time. Upon conversion, Ares Capital will pay or deliver, as the case may be, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock.  The conversion rate is initially 51.7050 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $19.34 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the conversion rate will be increased for converting holders.

Ares Capital may not redeem the Convertible Notes prior to maturity. No sinking fund is provided for the Convertible Notes. In addition, if certain corporate events occur in respect of Ares Capital, holders of the Convertible Notes may require Ares Capital to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.

The Indenture contains certain covenants, including covenants requiring Ares Capital to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Convertible Notes and the Trustee if Ares Capital ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  These covenants are subject to important limitations and exceptions that are described in the Indenture.

Ares Capital offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Ares Capital relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of the 4.875% Convertible Notes due 2017), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act.  Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

4.1	Indenture dated as of March 14, 2012, by and between Ares Capital Corporation and U.S. Bank National Association, as Trustee
4.2	Form of 4.875% Convertible Senior Note Due 2017 (included as part of Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: March 14, 2012

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture dated as of March 14, 2012, by and between Ares Capital Corporation and U.S. Bank National Association, as Trustee
4.2	Form of 4.875% Convertible Senior Note Due 2017 (included as part of Exhibit 4.1)